Exhibit 10.13
10. CONSENT TO SERVE:
I hereby consent to being named as a Director in a registration statement filed by the Company with the Securities and Exchange Commission.
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I agree to notify the Company immediately on becoming aware of any changes in the foregoing information and will endeavor to do so prior to my, any of my immediate family members or any of my affiliates under my control directly or indirectly entering into any Relationship or transaction that would require an affirmative response to any of the foregoing questions in the future.

Dated October 29, 2007	/s/ Charles E. Schalliol

Signature of Director or Officer